SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 1, 2006

CAREMARK RX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-14200	63-1151076
(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800, Nashville, Tennessee	37201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 1, 2006, Caremark Rx, Inc., a Delaware corporation (“Caremark”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CVS Corporation, a Delaware corporation (“CVS”), and Twain MergerSub Corp., a Delaware corporation and wholly owned subsidiary of CVS (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Caremark, with Caremark continuing as the surviving corporation and a wholly owned subsidiary of CVS. A copy of the press release announcing these matters is attached as Exhibit 99.1 to this document.

The summary below of the principal terms of the Merger Agreement is contained in, and the Merger Agreement is filed as an exhibit to, this Form 8-K to provide you with information regarding the terms of the Merger Agreement and the summary and exhibit are not intended to modify or supplement any factual disclosures about Caremark or CVS in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Caremark or CVS. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

THE MERGER AGREEMENT

At the effective time and as a result of the merger, each share of common stock of Caremark, par value $0.001 per share, issued and outstanding immediately prior to the effective time of the merger will be cancelled and converted into the right to receive 1.67 shares of common stock, par value $0.01 per share, of CVS.

Pursuant to the Merger Agreement, as of the effective time of the merger, the board of directors of the new company will be split evenly between individuals who were directors of Caremark and CVS prior to the effective time.

Caremark and CVS have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (a) to conduct their respective businesses in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the consummation of the merger, (b) not to engage in certain kinds of transactions during such period, (c) to convene and hold a meeting of their respective common stockholders to consider and vote upon the approval of the transaction and (d) that, subject to certain exceptions, the Boards of Directors of Caremark and CVS will each recommend that their respective stockholders approve of the transaction.

Consummation of the merger is subject to customary conditions, including (a) approval of the transaction by the common stockholders of both Caremark and CVS in accordance with Delaware law and the requirements of the New York Stock Exchange, (b) absence of any applicable law prohibiting the merger, (c) expiration or termination of the Hart-Scott-Rodino Act waiting period and certain other regulatory approvals, (d) subject to certain exceptions, the accuracy of the representations and warranties of each party, (e) performance in all material respects of each party of its obligations under the Merger Agreement and (f) the delivery of customary opinions from counsel to Caremark and counsel to CVS that the merger will qualify as a tax-free reorganization for federal income tax purposes.

The Merger Agreement contains certain termination rights for both Caremark and CVS in certain circumstances.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

Section 8 - Other Events

Item 8.01 Other Events

The Merger Agreement governs the contractual rights between the parties in relation to the merger. We have included the above summary of its principal terms and attached the Merger Agreement as an exhibit to this Form 8-K to provide you with information regarding the terms of the Merger Agreement and the summary and report are not intended to modify or supplement any factual disclosures about Caremark or CVS in our respective public reports filed with the SEC. In particular, the Merger Agreement and related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Caremark or CVS. The representations and warranties have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocates risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable under the securities laws.

Important Information for Investors and Stockholders

Caremark and CVS will file a joint proxy statement/prospectus with the SEC in connection with the proposed merger. Caremark and CVS urge investors and stockholders to read the joint proxy statement/prospectus when it becomes available and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and stockholders will be able to obtain the joint proxy statement/prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com. Documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com.

Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the merger. A description of the interests of Caremark’s directors and executive officers in Caremark is set forth in the proxy statement for Caremark’s 2006 annual meeting of stockholders, which was filed with the SEC on April 7, 2006. CVS, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of CVS in connection with the merger. A description of the interests of CVS’s directors and executive officers in CVS is set forth in the proxy statement for CVS’s 2006 annual meeting of stockholders, which was filed with the SEC on March 24, 2006.

If and to the extent that any of the Caremark or CVS participants will receive any additional benefits in connection with the merger that are unknown as of the date of this filing, the details of those benefits will be described in the definitive joint proxy statement/prospectus relating to the merger. Investors and stockholders can obtain more detailed information regarding the direct and indirect interests of Caremark’s and CVS’s directors and executive officers in the merger by reading the definitive joint proxy statement/prospectus when it becomes available.

Item 9.01 Financial Statements and Exhibits

Exhibit No.

2.1	Agreement and Plan of Merger dated as of November 1, 2006, among Caremark, CVS and Merger Sub.

99.1	Press release dated November 1, 2006, relating to the proposed business combination of Caremark and CVS.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREMARK RX, INC.

Date: November 3, 2006	By:	/s/ Peter J. Clemens IV
	Name:	Peter J. Clemens IV
	Title:	Executive Vice President and Chief Financial Officer